CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-260203) of our report dated August 29, 2022, relating to the financial statements and financial highlights of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., which appear in this Form N-CSR.

Cohen & Company, Ltd.

Cleveland, Ohio

September 7, 2023

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board